© Mercury Systems, Inc. WEBCAST LOGIN AT WWW.MRCY.COM/INVESTOR WEBCAST REPLAY AVAILABLE BY 7:00 P.M. ET NOVEMBER 10, 2026 Bill Ballhaus Chairman and CEO David Farnsworth Executive Vice President, CFO, and COO November 10, 2026, 5:00 pm ET FIRST QUARTER FISCAL YEAR 2027 FINANCIAL RESULTS 1

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Forward-looking safe harbor statement This presentation contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company's focus on enhanced execution of the Company's strategic plan. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, cost increases, our inability to increase production and deliver products on time and with appropriate quality, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. federal government shutdown or extended continuing resolution, effects of increasingly volatile geopolitical events and regional conflicts, competition, changes in technology and methods of marketing, delays in or cost increases related to completing development, engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, including tariffs, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages or delays in receiving components, supply chain delays or volatility for critical components, production delays or unanticipated expenses including due to quality issues or manufacturing execution issues, failure to meet contractual performance specifications, adherence to required manufacturing standards, capacity underutilization, increases in scrap or inventory write-offs, failure to achieve or maintain manufacturing quality certifications, such as AS9100, failure to achieve or maintain qualified business systems, such as those required by the DFARS, adverse findings in government audits or investigations, the impact of supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings and operational efficiency initiatives or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, including the risks from heightened, persistent, and increasingly sophisticated nation-state level cyberattacks and emerging threats associated with agentic AI-enabled cyber tools, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, litigation, including the state law claim related to our settled federal securities class action lawsuit, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 3, 2026 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted EPS, and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non- GAAP financial measures are useful to help investors better understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this presentation is contained in the Appendix hereto. 2

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Today’s call ▪ Opening remarks on business and results ▪ Update on our four priorities ▪ Performance expectations for FY27 and beyond ▪ Q&A 3

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Business and results ▪ Our Q1 results reflect robust organic growth and margins that are in-line with our target profile: • Record Q1 bookings of $370M, up 48.0% year-over-year; a 1.46 book-to-bill, record backlog of $2.1B, and record next-12-month backlog of over $1B. • Record Q1 revenue of $253M. • Record Q1 adjusted EBITDA of $56M and adjusted EBITDA margin of 22.3%; and • Free cash out flow of $24M; better-than-expected performance. We ended Q1 with $232M of net debt, down 19.2% year-over- year. ▪ These Q1 results reflect relentless focus on our four priority areas, with highlights that include: • Solid execution across our portfolio leading to Q1 year-over-year organic revenue growth of 12.4% and adjusted EBITDA growth of 58.6%. • Year-over-year growth in backlog and next-12-month backlog of 44.7% and 27.9%, respectively. • An increase of 648 basis points year-over-year in adjusted EBITDA margin; and • Continued progress on free cash flow drivers with net working capital down 60 basis points year-over-year as a percent of trailing twelve-month revenue. 4

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Driving performance excellence ▪ Focused on sound execution on development programs, delivering for our customers, and scaling efficiently on numerous programs transitioning to higher volume production. • In Q1, we ramped up across a number of programs generating record Q1 revenue and record trailing twelve-month revenue of just over $1B. • We believe Q1 revenue reflects increased linearity in the business enabled by an improving material posture. ▪ Our progress in scaling efficiently, combined with strong bookings and record backlog, have resulted in organic growth above our prior expectation for Q1, and a raised outlook for the full year. ▪ Beyond this solid performance, we continue efforts to expand capacity and increase automation to drive scalability and efficiency. 5

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Driving organic growth ▪ Record first quarter with $370M of bookings, up 48.0% year-over-year, and a book-to-bill of 1.46 for the quarter. • Our trailing twelve-month bookings of $1.7B is the highest in the Company’s history, and our record total backlog of over $2B is providing enhanced visibility as we progress through FY27 and into FY28. ▪ Strength in Q1 bookings reflected demand across multiple areas of our portfolio. Importantly, we are also beginning to see some of the defense spending tailwinds we've discussed on past calls materialize in the form of earlier-than-expected bookings. • Effectors were a particular area of strength, with bookings increasing meaningfully year-over-year, including a significant production award for advanced weapons systems that expands Mercury's role on the program. We also received a follow -on production order supporting an established missile defense platform. • Radar bookings also increased year over year, supported by awards across multiple programs. • Electronic warfare was another area of strength, with bookings increasing significantly year over year, including a competiti ve takeaway on the F-35 program driven in part by improvements in our operational execution. • We also received notable awards across our common processing architecture and space-based tracking applications, including follow-on orders supporting existing satellite programs and additional funding associated with early-stage Golden Dome-related missile tracking capabilities. 6

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Expanding margins ▪ In our efforts toward consistently delivering adjusted EBITDA margins in the low to mid 20s, we are focused on the following drivers: • Backlog margin expansion as we convert legacy lower-margin backlog and add new bookings aligned with our target margin profile. • Ongoing initiatives to further simplify, automate, and optimize our operations. • Driving organic growth to increase positive operating leverage. ▪ Gross margin for Q1 of 35.2% was up 730 basis points year-over-year reflecting a favorable mix in the quarter and improved average backlog margin. ▪ Q1 FY27 operating expenses are flat on an absolute basis and down year-over-year as a percent of revenue reflecting our ongoing focus to drive efficiencies and enable positive operating leverage with top-line growth. ▪ Quarterly adjusted EBITDA margin of 22.3% was ahead of our expectation and up 648 basis points year-over- year driven by the favorable mix in the quarter. We are encouraged by Q1 adjusted EBITDA margin which we believe is an early indication of our ability over time to consistently deliver results within our target margin profile. 7

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Driving improved free cash flow conversion and release ▪ Continue to make progress on drivers of free cash flow. Net working capital at approximately $491M, while up $33M year-over-year, is down 60 basis points as a percent of trailing twelve- month revenue. ▪ Net debt of $232M at the end of the quarter is down $55M year-over-year. With a $100M debt repayment in Q1, we have paid down $250M in debt over the last two quarters, reflecting confidence in our expected ability to generate robust free cash flow on an ongoing basis. ▪ We believe our continuous improvement related to program execution, demand planning, and supply chain management, along with strong balance sheet flexibility, positions us well to drive organic growth efficiently and to capitalize on any additional potential market tailwinds. 8

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Expectations for FY27 and beyond* ▪ Our Q1 results reflect significant progress toward consistently delivering on our target financial profile of top- line growth above our estimated market growth rate of 9.9%, adjusted EBITDA margins in the low to mid 20s, and free cash flow conversion of 50%. ▪ Based on our Q1 performance, we are raising our FY27 outlook for revenue, adjusted EBITDA, and FCF conversion. ▪ For FY27, we now expect revenue growth of double digits year-over-year, up from approaching double digits, with total revenue approaching $1.1B. • We anticipate Q2 revenue to be up 10% year-over-year, with revenue increasing through the balance of the year. ▪ We expect FY27 adjusted EBITDA margin in the high-teens and adjusted EBITDA around $210M, reflecting 40% year-over-year growth, up from our prior view of approaching $200M and 30% year-over-year growth. • We expect Q2 adjusted EBITDA margin to expand roughly 500 basis points year over year and adjusted EBITDA margin to increase quarterly through the balance of the year. ▪ Amid increased demand, we are making targeted investments in inventory, automation, and factory optimization to drive organic growth. • For the full year, we are now anticipating FY27 free cash flow conversion approaching 40%, up from approaching 35%, with positive Q2 free cash flow and second half free cash flow expected to be higher than in the first half. 9

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Expectations for FY27 and beyond* - continued ▪ While our revised FY27 outlook incorporates a limited set of tailwinds that have materialized in firm bookings, it does not incorporate the benefit of potential tailwinds that could occur on a number of production programs across our portfolio, including our Common Processing Architecture, effectors, airborne applications, space, and missile defense. • Additionally, this outlook does not incorporate benefits from automation efforts across our organization to improve backlog conversion. • We believe any such improvements may translate into higher organic growth and adjusted EBITDA margin, representing potential upside to our outlook. ▪ Finally, while we are not updating today the FY28 reference points that we provided last quarter, our record Q1 performance, record backlog, and improving visibility gives us increasing confidence in our outlook beyond FY27. We expect to revisit and update these reference points as we progress through the back half of FY27. ▪ In summary, with our positive momentum coming out of a record Q1, we look forward to executing well for our customers, enabling high-performance processing and mission dominance for the warfighter at the edge, and delivering on what we believe is a significant value creation opportunity in front of us. 10 * Our previously provided FY28 reference points, along with our target profile, should not be construed as financial guidance. They illustrate the financial profile the business could achieve based on the factors referenced in the forward-looking safe harbor statement, including our ability to convert backlog to revenue and gain additional orders beyond current backlog. These factors may materially affect whether we reach these reference points or target profile.

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ 11 $ millions, except percentage and per share data Q1 FY27(2) Q1 FY26(2) CHANGE Bookings $370.5 $250.2 48% Book-to-Bill 1.46 1.11 Backlog $2,061.4 $1,424.5 45% 12-Month Backlog 1,042.9 815.6 Revenue $253.2 $225.2 12% Gross Margin 35.2% 27.9% 730 bps Operating Expenses $70.7 $71.5 (1%)Selling, General & Administrative 43.0 45.9 Research & Development 16.1 13.2 Amortization/Restructuring/Acquisition 11.6 12.4 GAAP Net Income (Loss) $13.1 ($12.5) N.A. GAAP Net Income (Loss) Per Share $0.21 ($0.21) N.A. Weighted Average Diluted Shares 61.6 59.2 Adjusted EPS(1) $0.52 $0.26 100% Adj. EBITDA(1) $56.4 $35.6 59% % of revenue 22.3% 15.8% Operating Cash Flow $(14.0) $2.2 N.A. Free Cash Flow(1) ($24.4) ($4.4) N.A. % of Adjusted EBITDA N/A N/A Q1 FY27 vs. Q1 FY26 Notes (1) Non-GAAP, see reconciliation table. (2) All references in this presentation to the first quarter of fiscal 2027 are to the quarter ended October 2, 2026. All references in this presentation to the first quarter of fiscal 2026 are to the quarter ended September 26, 2025.

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Balance sheet 12 Notes 1. Rounded amounts used. (In $ millions)(1) 9/26/25 12/26/25 3/27/26 7/3/26 10/2/26 ASSETS Cash & cash equivalents $304.7 $335.0 $331.8 $214.3 $109.7 Accounts receivable and unbilled receivables, net 367.5 379.8 365.0 355.0 371.1 Inventory, net 340.2 349.6 361.7 367.0 398.6 PP&E, net 102.6 102.0 102.6 108.4 110.3 Goodwill and intangibles, net 1,138.5 1,131.3 1,127.8 1,118.2 1,108.2 Other 204.1 204.4 192.4 159.9 158.0 TOTAL ASSETS $2,457.6 $2,502.1 $2,481.3 $2,322.8 $2,255.9 LIABILITIES AND S/E AP and accrued expenses $196.7 $246.1 $224.2 $179.0 $166.5 Deferred revenues and customer advances 125.5 136.9 126.3 149.6 150.2 Other liabilities 68.9 67.6 61.6 55.2 51.0 Debt 591.5 591.5 591.5 441.5 341.5 Total liabilities 982.6 1,042.1 1,003.6 825.3 709.2 Stockholders' equity 1,475.0 1,460.0 1,477.7 1,497.5 1,546.7 TOTAL LIABILITIES AND S/E $2,457.6 $2,502.1 $2,481.3 $2,322.8 $2,255.9

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Cash flow summary 13 Notes 1. Rounded amounts used. 2. Non-GAAP, see reconciliation table. (In $ millions)(1) 9/26/25 12/26/25 3/27/26 7/3/26 10/2/26 Net (loss) income ($12.5) ($15.1) ($2.9) $0.8 $13.1 Depreciation and amortization 18.9 18.3 18.0 17.5 17.8 Other non-cash items, net 12.7 12.5 12.3 23.8 17.1 Changes in Operating Assets and Liabilities Accounts receivable, unbilled receivables, and costs in excess of billings 20.1 (12.0) 14.5 10.1 (17.5) Inventory (12.1) (11.6) (12.7) (8.1) (32.3) Accounts payable and accrued expenses 20.9 46.1 (19.5) (43.6) (10.4) Other (45.8) 13.4 (3.3) 41.6 (1.7) (16.9) 35.9 (21.0) 0.0 (61.9) Operating Cash Flow 2.2 51.6 6.4 42.1 (14.0) Capital expenditures (6.6) (5.9) (8.3) (13.6) (10.4) Free Cash Flow(2) ($4.4) $45.7 ($1.8) $28.6 ($24.4) Free Cash Flow(2) / Adjusted EBITDA(2) N/A 152.3% N/A 140.3% N/A Free Cash Flow(2) / GAAP Net (Loss) Income N.A. N.A. N.A. 3,575% N.A.

© Mercury Systems, Inc. APPENDIX

Adjusted EPS reconciliation

(In thousands, except per share data)[2]	Q1 FY26	Q1 FY27	LTM Q1 FY26	LTM Q1 FY27
(Loss) income per share[1]	**($0.21)**	**$0.21**	**($0.57)**	**($0.07)**
Net (Loss) Income	**($12,515)**	**$13,088**	**($32,894)**	**($4,070)**
Other non-operating adjustments, net	748	584	(5,259)	2,799
Amortization of intangible assets	10,259	9,303	41,873	37,948
Restructuring and other charges	1,584	2,018	6,540	6,373
Impairment of long-lived assets	—	—	—	—
Acquisition, financing and other third party costs	1,317	750	5,624	3,942
Fair value adjustments from purchase accounting	131	131	571	525
Litigation and settlement expense, net	7,224	545	18,840	6,772
Stock-based and other non-cash compensation expense	16,328	17,191	44,041	58,007
Impact to income taxes[3]	(9,516)	(11,605)	(28,354)	(31,681)
Adjusted income	**$15,560**	**$32,005**	**$50,982**	**$80,615**
Adjusted earnings per share[1][5]	**$0.26**	**$0.52**	**$0.86**	**$1.32**
Weighted-average shares outstanding:				
Basic	59,191	60,121		
Diluted	60,140	61,623		

Notes

(1) Per share information is presented on a fully diluted basis.

(2) Rounded amounts used.

(3) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax provision or benefit related to the items.

(4) All references in this presentation to the first quarter of fiscal 2027 and LTM Q1 FY27 are to the quarter ended October 2, 2026, and the four-quarter period ended October 2, 2026. All references in this presentation to the first quarter of fiscal 2026 and LTM Q1 FY26 are to the quarter ended September 26, 2025, and the four-quarter period ended September 26, 2025.

(5) Earnings per share and Adjusted earnings per share is calculated using diluted shares whereas loss per share and adjusted loss per share is calculated using basic shares. There was no impact to the calculation of adjusted earnings per share as a result of the first quarter ended September 26, 2025.

© Mercury Systems, Inc.

/Mercury Proprietary/No Tech Data/

mercury

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Adjusted EBITDA reconciliation 16 Notes (1) Rounded amounts used.  (2) All references in this presentation to the first quarter of fiscal 2027 and LTM Q1 FY27 are to the quarter ended October 2, 2026, and the four- quarter period ended October 2, 2026. All references in this presentation to the first quarter of fiscal 2026 and LTM Q1 FY26 are to the quarter ended September 26, 2025, and the four-quarter period ended September 26, 2025. (In thousands)(1)(2) Q1 FY26 Q1 FY27 LTM Q1 FY26 LTM Q1 FY27 Net (loss) income ($12,515) $13,088 ($32,894) ($4,070) Other non-operating adjustments, net 748 584 (5,259) 2,799 Interest expense, net 5,859 4,079 27,320 20,087 Income tax (benefit) provision (4,021) 220 (10,947) 5,025 Depreciation 8,654 8,486 37,847 33,611 Amortization of intangible assets 10,259 9,303 41,873 37,948 Restructuring and other charges 1,584 2,018 6,540 6,373 Impairment of long-lived assets — — — — Acquisition, financing and other third party costs 1,317 750 5,624 3,942 Fair value adjustments from purchase accounting 131 131 571 525 Litigation and settlement expense, net 7,224 545 18,840 6,772 Stock-based and other non-cash compensation expense 16,328 17,191 44,041 58,007 Adjusted EBITDA $35,568 $56,395 $133,556 $171,019

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Free cash flow reconciliation 17 Notes 1. Rounded amounts used.(In thousands)(1) Q1 FY26 Q1 FY27 LTM Q1 FY26 LTM Q1 FY27 Cash provided by (used in) operating activities $2,182 ($13,966) $155,693 $86,240 Purchases of property and equipment (6,548) (10,413) (20,115) (38,166) Free cash flow ($4,366) ($24,379) $135,578 $48,074